China VoIP & Digital Telecom Inc. subsidiary receives two governmental awards and funding for its projects

Yinquan’s General Manager receives an individual governmental award

March 10, 2008- Jinan China-Jinan Yinquan Technology Co. Ltd (“Yinquan”), the wholly owned subsidiary of China VoIP & Digital Telecom Inc., today announced that it received two governmental awards granted at the Qilu Software Park Annual Honor Conference 2007 held on March 6, 2008.  The two awards are The 2007 Top Growth Enterprise Award and the 2007 Excellent Enterprise for Statistical Work of Qilu Software Park.  In addition, the General Manager of the company, Mr. Wang Qinghua, was awarded The 2007 Special Contribution Individual Award of Enterprise Union for his outstanding achievements as the Deputy Director of Communications Technology Union of CIIIC (China International ICT Innovation Cluster).

Yinquan received the most awards among the 500 enterprises in Qilu Software Park.  These awards demonstrated that Yinquan’s leadership position has been recognized by both the government and industry.

In addition to the awards, Yinquan has received government funding for two projects:

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Integrative Communication System Based on WiFi network, funded by the Jinan Info Industry Special Fund

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Special Fund for Talent Training, granted by China’s Ministry of Commerce

About Qilu Software Park

Qilu Software Park, the high-tech zone established in November 1995, was recognized as the first national "State Torch Program Software Industrial Base" in March 1997 by the Ministry of Science and Technology.  In July 2001, it was recognized as the "national software industrial base" by the State Development Planning Commission and Ministry of Information Industry.  Qilu Software Park is highly ranked in terms of production among the national software industrial bases, and it has been an important base for the software and communication industry in Shandong Province and Eastern China Area.

More info please visit  http://www.qilusoft.org/english

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol telecommunications services in the People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd. Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stages of other Information Technology products.

More information can be found at www.chinavoip-telecom.com.

Safe Harbor Statement

Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as 'believe,' 'expect,' 'may,' 'will,' 'should,' 'project,' 'plan,' 'seek,' 'intend,' or 'anticipate' or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

SOURCE Jinan Yinquan Technology Co.,Ltd.

Yinquan Investor Contacts:

Michelle Wong, +86-531-8702-7114, michellewong@yinquan.cn , or

Great Wall Research LLC

John Armstrong, +1-203-536-1928, jarmstrong@greatwallresearch.com